Exhibit 99.1

Coach Appoints Jerry Stritzke as an Executive Officer; Announces Contract Extension for Reed Krakoff

Keith Monda, President & Chief Operating Officer to Retire, Will Remain on Board of Directors

NEW YORK--(BUSINESS WIRE)--Coach, Inc. (NYSE: COH), a leading marketer of modern classic American accessories, today announced the appointment of Jerry Stritzke, as an Executive Officer, effective March 17, 2008. In addition, the Company noted that he will succeed Keith Monda, Coach’s current President & Chief Operating Officer, upon his retirement at the end of this fiscal year – June 28, 2008.

Mr. Stritzke joins Coach from Limited Brands, where he most recently held the position of Chief Operating Officer and Co-Leader of Victoria's Secret, which included oversight for Victoria's Secret Stores, Victoria's Secret Direct, Victoria's Secret Beauty and Pink. Prior roles at Limited Brands included Chief Executive Officer of Mast Industries, a wholly-owned subsidiary of the Limited and a sourcing organization and supplier of merchandise for Victoria's Secret, Express, Abercrombie & Fitch and Limited Stores.

“Jerry’s talent and outstanding operational track record make him a strong addition to the Coach management team,” said Lew Frankfort, Chairman and Chief Executive Officer of Coach, Inc. “He is highly regarded for his strategic focus, team leadership, strong analytical and technical skills and exceptional business acumen. His experience in transformational change and in global markets make him uniquely qualified to build upon the foundation Keith Monda has created at Coach. Our Company has enjoyed a remarkable record as a public company, and we expect that success to continue under Jerry’s operational stewardship as we continue to expand our presence in North America and internationally.”

“Coach is an exceptional company and brand, with a dynamic and flexible global supply chain, well positioned for long-term growth. I look forward to contributing to its continued operational momentum and future success,” said Mr. Stritzke.

Mr. Stritzke will succeed Keith Monda, who is retiring from his current post at the end of the fiscal year but will remain a member of Coach’s Board of Directors. “From the beginning, Keith wholeheartedly embraced our vision for Coach. Over the last 10 years he has led his teams to support the strategic objectives of the business, including the transformation of our supply chain, the implementation of enabling technology and building the Finance and Distribution capabilities needed to support a multi-billion dollar, stand-alone public company. His passion, energy and commitment to Coach have impacted every part of the company. We look forward to his continuing contribution as a member of our Board,” added Mr. Frankfort.

The company also announced that Reed Krakoff, President and Executive Creative Director, has entered into a further three-year extension to his original employment agreement, which will now be in effect through June 2014. Mr. Frankfort said, “I am very pleased to announce that Reed Krakoff has extended his employment agreement with the company, underscoring his optimism and continued commitment towards the business. Clearly, our management team has communicated a consistent vision and instilled a culture of innovation and continuous improvement throughout Coach, driving the company to deliver exceptional performance for many years. I believe that ensuring the continuity of Reed’s creative leadership will be a key factor in providing excellent results well into the future.”

“Reed’s continued commitment to Coach and the welcome addition of Jerry to our management team speak well to both continuing our momentum and advancing our agenda for growth. I am enthusiastic about how our management team is evolving and confident that we have the leadership capacity needed to achieve our future objectives,” Mr. Frankfort concluded.

Coach, with headquarters in New York, is a leading American marketer of fine accessories and gifts for women and men, including handbags, women’s and men’s small leathergoods, business cases, weekend and travel accessories, footwear, watches, outerwear, scarves, sunwear, fragrance, jewelry and related accessories. Coach is sold worldwide through Coach stores, select department stores and specialty stores, through the Coach catalog in the U.S. by calling 1-800-223-8647 and through Coach’s website at www.coach.com. Coach’s shares are traded on the New York Stock Exchange under the symbol COH.

This press release contains forward-looking statements based on management's current expectations. These statements can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "intend," "estimate," "are positioned to," "continue," "project," "guidance," “target,” "forecast," "anticipated," or comparable terms. Future results may differ materially from management's current expectations, based upon risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs, etc. Please refer to Coach’s latest Annual Report on Form 10-K for a complete list of risk factors.

CONTACT:
Coach
Analysts & Media:
Andrea Shaw Resnick, 212-629-2618
SVP Investor Relations